Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the

2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of Olema Pharmaceuticals, Inc. of our report dated March 11, 2024, with respect to the consolidated financial statements of Olema Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Iselin, New Jersey
March 11, 2024